UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 4, 2018

ALBIREO PHARMA, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-33451 (Commission File Number)	90-0136863 (IRS Employer Identification No.)

10 Post Office Square, Suite 502 South, Boston, Massachusetts (Address of principal executive offices)	02109 (Zip Code)

(857) 254-5555

Registrant’s telephone number, including area code

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Separation of Thomas A. Shea as Chief Financial Officer and Treasurer

On October 4, 2018, Thomas A. Shea stepped down from his positions as Chief Financial Officer and Treasurer of Albireo Pharma, Inc. (the “Company”), effective October 9, 2018. In connection with his separation, on October 4, 2018, the Company and Mr. Shea entered into a separation agreement (the “Shea Separation Agreement”), effective October 12, 2018, which provides that the Company will continue to employ Mr. Shea through December 31, 2018. Provided that Mr. Shea remains employed in good standing through December 31, 2018 and executes a supplemental release of claims in favor of the Company, the Company will pay or provide to Mr. Shea: (i) severance pay equal to 12 months of his current annual base salary, payable over 12 months, (ii) payment of COBRA coverage under the Company’s health and medical plans until up to December 31, 2019, and (iii) all of his stock options that are vested as of December 31, 2018 will remain exercisable until December 31, 2019. The Shea Separation Agreement also includes a release and waiver by Mr. Shea and other customary provisions.

Appointment of Simon N.R. Harford as Chief Financial Officer and Treasurer

On October 4, 2018, the Company’s Board of Directors appointed Simon N.R. Harford as Chief Financial Officer and Treasurer of the Company, effective October 10, 2018. Mr. Harford, age 58, has served as Senior Vice President and Chief Financial Officer at PAREXEL International Corporation, a global clinical research organization, from May 2017 to October 2018. Prior to that, he served in several leadership roles at GlaxoSmithKline plc, a global healthcare company (“GSK”), including serving as Senior Vice President, Finance, Global Pharmaceuticals from March 2015 to April 2017, Senior Vice President, Finance, Europe and Emerging Markets from March 2014 to February 2015, and Senior Vice President, Finance, Emerging Markets from June 2009 to February 2014. Prior to joining GSK, Mr. Harford served as Group Vice President and Controller for Avon Products, Inc., a beauty products company. Additionally, he spent two decades with Eli Lilly and Company, a pharmaceutical company, in various international leadership roles, including as Vice President and Controller. Mr. Harford received an MBA from the University of Virginia’s Darden Graduate School of Business.

In connection with Mr. Harford’s appointment, on October 4, 2018, the Company entered into an employment agreement (the “Harford Employment Agreement”) with Mr. Harford, which provides for Mr. Harford’s employment with the Company to begin on October 10, 2018 (the “Start Date”) for service as an at-will employee. The Harford Employment Agreement provides for a base salary of $400,000 per year, that he is eligible to participate in an annual bonus plan provided by the Company, and that his target bonus will be 35% of his base salary, with the actual amount of the bonus, if any, to be determined by the Company’s Board of Directors or its Compensation Committee. Mr. Harford’s target bonus for 2018 will be pro-rated based on the number of days he is employed by the Company during 2018. Mr. Harford is also eligible to participate in the Company’s employee benefit plans from time to time in effect for similarly-situated employees of the Company, which may include short-term disability, long-term disability and 401(k) retirement savings plans, and to reimbursement of business expenses.  In accordance with the Harford Employment Agreement, on October 10, 2018, Mr. Harford was granted (i) a non-qualified stock option exercisable for 37,500 shares of the Company’s common stock, at an exercise price equal to the fair market value on the date of grant, with a ten-year term, and (ii) restricted stock units for 5,000 shares of the Company’s common stock. The non-qualified stock option and restricted stock units will vest as to 25% of the shares on the first anniversary of the Start Date and as to the remaining 75% of the shares in equal quarterly installments through the fourth anniversary of the Start Date, subject to Mr. Harford’s continued employment.  The non-qualified stock option and restricted stock units were granted as an inducement material to Mr. Harford’s entering into employment with the Company in accordance with Nasdaq Listing Rule 5635(c)(4). Also on October 10, 2018, the Company issued a press release announcing Mr. Harford’s appointment as the Company’s Chief Financial Officer and Treasurer and reporting the inducement stock option and restricted stock unit grants to Mr. Harford, as described in this Item 5.02, a copy of which is attached hereto as Exhibit 99.1. Mr. Harford will also be eligible to receive future grants under the Company’s equity incentive plan.

The Harford Employment Agreement also provides that if the Company terminates Mr. Harford’s employment without cause or if Mr. Harford terminates his employment for good reason, he will be entitled to the following (the “Severance Benefits”): severance payments for 12 months at his then-current base salary, plus an amount equal to his then-current target bonus, payable over 12 months, subject to obtaining from him a general release of claims;

provided that if such termination occurs within 12 months following a change of control, he will be entitled to severance payments for 15 months at his then-current base salary, plus an amount equal to his then-current target bonus, payable over 15 months. He will also be entitled to receive any base salary earned but not paid through the date of termination, any business expenses incurred but unreimbursed on the date of termination, any annual bonus earned but not paid for the fiscal year preceding the fiscal year in which the termination occurs and a pro-rated annual bonus for the fiscal year in which the termination occurs based upon the number of days worked in the year. In addition, if the Company terminates Mr. Harford’s employment without cause or if Mr. Harford terminates his employment for good reason within 12 months following a change of control, all outstanding equity awards held by Mr. Harford will become fully vested.  If Mr. Harford’s employment is terminated due to his disability, death or for cause, he or his estate will be entitled to receive any base salary earned but not paid through the date of termination, any business expenses incurred but unreimbursed on the date of termination, any annual bonus earned but not paid for the fiscal year preceding the fiscal year in which the termination occurs and, except in the case of a termination of his employment for cause, a pro-rated annual bonus for the fiscal year in which the termination occurs based upon the number of days worked in the year. Mr. Harford is subject to confidentiality and protection of intellectual property provisions as well as to noncompetition and nonsolicitation provisions during his employment with us and the 12 months thereafter. Unless the Company waives Mr. Harford’s noncompetition obligations (which are effective following the termination of his employment only to the extent the Company terminates Mr. Harford’s employment for restricted cause or Mr. Harford terminates his employment for any reason), the Company will pay Mr. Harford a noncompetition payment equal to 50% of his then-current base salary, reduced by any Severance Benefits that Mr. Harford is eligible to receive from the Company, subject to obtaining from him a general release of claims.

There is no family relationship between Mr. Harford and any director, executive officer, or person nominated or chosen by the Company to become a director or executive officer. In addition, there are no transactions between the Company and Mr. Harford, or any member of Mr. Harford’s immediate family, of the type set forth in Item 404(a) of Regulation S-K.

A copy of the Shea Separation Agreement and the Harford Employment Agreement referenced in this Item 5.02 will be filed with the Company’s Annual Report on Form 10-K for the year ending December 31, 2018 and the foregoing descriptions are subject in all respects to the actual terms of such agreements.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit
Number	Description

99.1	Press release dated October 10, 2018 announcing the appointment of Simon N.R. Harford as Chief Financial Officer and Treasurer and the inducement grants under Nasdaq Listing Rule 5635(c)(4).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALBIREO PHARMA, INC.

Date: October 10, 2018	/s/ Ronald H.W. Cooper
Ronald H.W. Cooper
President and Chief Executive Officer